As filed with the Securities and Exchange Commission
                       on August 16, 1996

                                   Registration No. 333-_________

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM S-3

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                       HUGHES SUPPLY, INC.
     (Exact name of Registrant as specified in its charter)

          Florida                       59-0559446
(State or other jurisdiction of    (IRS Employer Identification
incorporation or organization)                    Number)

                     20 North Orange Avenue
                            Suite 200
                     Orlando, Florida  32801
                         (407) 841-4755
                (Address and telephone number of
            Registrant's principal executive offices)


                  Robert N. Blackford, Esquire
                 Maguire, Voorhis & Wells, P.A.
                     Two South Orange Plaza
                       Post Office Box 633
                     Orlando, Florida  32802
                         (407) 244-1100
               (Name, address and telephone number
                      of agent for service)

Approximate date of commencement of proposed sale to the  public:
From   time  to  time  following  the  effective  date  of   this
Registration Statement.

If  the  only securities being registered on this form are  being offered  pursuant  to  dividend or interest  reinvestment  plans,
please check the following box.  [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

                     (Cover page continued)

                 CALCULATION OF REGISTRATION FEE


                                 Proposed       Proposed
Title of                         Maximum        Maximum
Securities       Amount          Offering       Aggregate     Amount of
to be            to be           Price          Offering      Registration
Registered       Registered      per Share (1)  Price (1)     Fee

Common  Stock,   1,368,552 shs.  $ 39.375       $53,886,735   $18,581.63
par value
$1.00 per
share


(1) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as the average of the high and low prices for sales of the Company's Common Stock on August 15, 1996 as reported by the New York Stock Exchange.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

              ___________________________________


A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PRELIMINARY PROSPECTUS Dated August 16, 1996

                        1,368,552  SHARES
                       HUGHES SUPPLY, INC.

Common Stock

      This Prospectus relates to an offering of up to 1,368,552 shares of Common Stock, par value $1.00 per share ("Common Stock"), of Hughes Supply, Inc., a Florida corporation (the "Company"), consisting of: (i) 208,435 shares issued pursuant to the Acquisition Agreement dated December 18, 1995, by and among the Company, Florida Pipe & Supply Company, a Florida corporation ("FPS"), John E. Pettersen and John F. Caswell, Jr. (the "FPS Agreement"); (ii) 490,161 shares issued pursuant to the
Acquisition Agreement dated April 4, 1996, by and among the Company and Ray A. Sparks, individually and as custodian for Melinda Leigh Sparks and as custodian for Megan Anne Sparks under the Illinois Uniform Transfers to Minors Act as consideration for the acquisition of Electrical Laboratories and Sales Corporation, a Delaware corporation ("Electric"), and Elasco and Agency Sales, Inc., an Illinois corporation ("Agency") (Electric and Agency are collectively referred to as "ELASCO") (the "ELASCO Agreement"); and (iii) 669,956 shares issued pursuant to the Asset Purchase Agreement dated March 27, 1996, by and among the Company, Jemison Investment Co., Inc., a Delaware corporation ("Jemison"), PVF Holdings, Inc., a Delaware corporation ("PVF"), Southwest
Stainless, Inc., a Texas corporation ("Southwest"), Multalloy, Inc., a New Jersey corporation ("Multalloy NJ"), Multalloy, Inc., a Texas corporation ("Multalloy TX"), and Houston Products & Machine, Inc., a Texas corporation ("HPM") (Southwest, Multalloy NJ, Multalloy TX, and HPM are referred to therein as the "Sellers")(the "Southwest Stainless Agreement").

      The shares of Common Stock which may be offered hereby from time to time may be offered by and on behalf of the holders thereof who acquired the shares from the Company in consideration of the Company's acquisition of FPS, ELASCO, and substantially all of the assets of the Sellers under the terms of the FPS Agreement, the ELASCO Agreement, and the Southwest Stainless Agreement, respectively, or by transferees or other successors in interest (the "Selling Shareholders"). See "Selling Shareholders". The Company will not receive any proceeds from the sale of the Common Stock offered hereby. The shares may be offered from time to time in transactions (which may include block transactions) on the New York Stock Exchange, Inc. (the "NYSE") or in the over-the-counter market, in negotiated transactions, or otherwise, or in a combination of such methods of sale, at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices, or at fixed prices which may be changed. The Selling Shareholders may effect such transactions by selling shares to or through underwriters and broker-dealers, and such underwriters and broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such underwriters or broker-dealers may act as agent or to whom they may sell as principal or both (which compensation, as to a particular underwriter or broker-dealer, might be in excess of customary commissions). See "Plan of Distribution".

     The Selling Shareholders will bear all underwriting expenses with respect to the offering of the shares of Common Stock
offered  hereby.   The  costs  associated  with  registering  the
shares, including the Company's legal and accounting fees, transfer agent's fees and the costs of preparation and printing of this Prospectus, estimated at $45,081.63, will be borne by the Company.

      The Common Stock of the Company is traded on the NYSE under the  symbol  "HUG".  On August 15, 1996, the last  reported  sale price of the Common Stock was $39.375 per share.
                     _____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     _____________________

      This date of this Prospectus is _____________, 1996.

                     AVAILABLE INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549-1104, and at the following regional offices of the Commission:
New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates at the principal office of the Commission at 450 5th Street, N.W., Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company. This Web site may be accessed at http://www.sec.gov. In addition, the Common Stock of the Company is traded on the NYSE and such reports, proxy statements and information concerning the Company can also be inspected at the offices of the NYSE, Room 401, 20 Broad Street, New York, New York 10005.

      This Prospectus, which constitutes part of a Registration Statement on Form S-3 (Registration No. _____) filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. The right to purchase one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, no par value per share (collectively, "Rights"), is attached to each share of Common Stock, including each share of Common Stock offered hereby. Any reference in this Prospectus to the Common Stock shall include such Rights. Reference is hereby made to the Registration
Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                  COPIES OF CERTAIN DOCUMENTS

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all information incorporated by reference in this Prospectus (not including exhibits to the information that has been incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Hughes Supply, Inc. Attention: J. Stephen Zepf, Treasurer and Chief Financial Officer, at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, or telephone (407) 841-4755.

                    ________________________


      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                          THE COMPANY


     Hughes Supply, Inc. (the "Company") was founded as a general
partnership  in  Orlando,  Florida  in  1928.   The  Company  was
incorporated as a Florida corporation in 1947.

      The Company, directly and through its subsidiaries, is primarily engaged in the wholesale distribution of a broad range of products used in new construction for commercial, residential, utility and industrial applications and for replacement and renovation projects. Such products include materials and supplies associated with the Company's nine major product groups, as follows: electrical; plumbing; water and sewer; air conditioning and heating; industrial pipe, valves and fittings; building materials; electric utilities; water systems; and pool equipment and supplies.

      As of August 15, 1996 the Company distributed its product lines through 245 wholesale sales outlets operated by the Company and its subsidiaries located in Florida, 21 other states and Puerto Rico. The following listing sets forth the locations of the sales outlets operated by the Company and its subsidiaries:
Florida, 72; Georgia, 32; North Carolina, 29; Alabama, 18; South Carolina, 17; Ohio, 15; Tennessee, 14; Mississippi, 11; Texas, 7; Kentucky, 4; Virginia, 4; Indiana, 4; Illinois, 3; Maryland, 2; New Jersey, 2; West Virginia, 2; California, 1; Washington, 1; Utah, 1; Louisiana, 1; Missouri, 1; and Puerto Rico, 1. Included among the foregoing locations are 17 locations engaged in the distribution of industrial pipe, valves, and fittings, 7 of which are in Texas, 1 is in Illinois, 1 is in New Jersey, 1 is in Georgia, 1 is in Tennessee, 1 is in North Carolina, 1 is in
California, 1 is in Washington, 1 is in Utah, 1 is in Louisiana and 1 is in Missouri, 3 locations are engaged in electric utilities, 2 of which are in Illinois and one of which is in Ohio, 2 locations engaged in water and sewer products, both of which are located in West Virginia, 5 locations in plumbing supplies, all of which are located in Alabama, which have been acquired since the beginning of the Company's current fiscal year. See "Selected Unaudited Pro Forma Consolidated Financial Data."

      The principal executive offices of the Company are located at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, and its telephone number is (407) 841-4755.

                        USE OF PROCEEDS

      The shares of Common Stock offered hereby are being offered for the account of the Selling Shareholders, and the Company will receive no proceeds from the sale of such shares.

                      SELLING SHAREHOLDERS

     The following table sets forth certain information as of the date of this Prospectus with respect to the shares of Common Stock beneficially owned by the Selling Shareholders and the number of such shares which may be offered hereby. Each of the Selling Shareholders has sole voting and investment power with respect to such shares. The table also reflects the effect of the sale of the shares offered hereby.

                                       Before Offering                                        After Offering

                              Number of         Percent of        Number of                               Percent of
                               Shares           Outstanding       Shares to             Number of         Outstanding
                               Owned            Shares (1)        be Sold (2)        Shares Owned (2)     Shares (1)

John E. Pettersen (3)
71 Shadow Lane
Lakeland, FL 33813            127,061 (3)          1.3            127,061                 -0-                -0-

John F. Caswell, Jr. (3)
510 Goldenrod Ct.
Lakeland, FL 33813             81,374 (3)          ---             81,374                 -0-                -0-

Ray A. Sparks (4)
30 S. Country Club Rd.
Mattoon, IL 61938             468,399 (4)          5.0            468,399                 -0-                -0-

Ray A. Sparks, as Custodian
for Melinda Leigh Sparks (4)
30 S. Country Club Rd.
Mattoon, IL 61938              10,881 (4)          ---             10,881                 -0-                -0-

Ray A. Sparks, as Custodian
for Megan Anne Sparks (4)
30 S. Country Club Rd.
Mattoon, IL 61938              10,881 (4)          ---             10,881                 -0-                -0-

James D. Davis (5)
Jemison Investment Co., Inc.
320 Park Place Tower
Birmingham, AL 35203           45,000 (5)          ---             45,000                 -0-                -0-

Michael L. Stanwood (5)
8505 Monroe Road
Houston, TX 77061              75,000 (5)          ---             75,000                 -0-                -0-

Jemison Investment Co., Inc. (5)
320 Park Place Tower
Birmingham, AL 35203          549,956 (5)          5.7            549,956 (5)             -0-                -0-

(1) Calculated on the basis of 9,730,015 shares outstanding as of August 12, 1996. Calculated percentage of less than one percent (1%) not shown.

(2) Assumes the sale of all shares offered hereunder have been sold. Because the Selling Shareholders may sell all, some or none of their shares pursuant to this Prospectus, no actual estimate can be made of the aggregate number of shares that each Selling Shareholder will own upon completion of the offering to which this Prospectus relates.

(3) On December 18, 1995, the Company, pursuant to the Acquisition Agreement dated December 18, 1995 (the "FPS Acquisition Agreement") by and among Florida Pipe and Supply Company, a Florida corporation ("FPS"), John E. Pettersen and John F. Caswell acquired FPS from its shareholders for an aggregate base price of $4,300,000 (the "Base Price") subject to adjustment, to increase or decrease the price for the Base Price to the Final Adjusted Price to reflect a change in the value of FPS from the base inventory amount of $501,537 to the value determined under the FPS Acquisition Agreement on the closing date. The Base Price was paid by the Company at closing by delivery of consideration consisting of 178,053 shares of Common Stock of the Company, with an aggregate agreed value of $4,300,000, as determined under the Acquisition Agreement at $24.15 per share. At the closing, 160,247 shares of the Common Stock were delivered to the shareholders, and 17,806 shares (the "Escrowed Shares") were delivered in escrow under the terms of an Escrow Agreement as security to be returned to the Company in the event the Final Adjusted Price was determined to be lower than the Base Price. The Final Adjusted Price was determined by the Company to be higher than the Base Price on March 28, 1996, and the Escrowed Shares together with 75,382 additional shares of Common Stock were delivered to the Selling Shareholders. Each of the indicated Selling Shareholders was a shareholder of FPS prior to its acquisition by the Company. Pursuant to a Registration Statement on Form S-3 (Registration No. 333-02215) filed by the Company under the Securities Act, 25,000 shares of
     Common Stock held by Mr. Pettersen, and 20,000 shares of Common Stock held by Mr. Caswell were registered and sold on May 22, 1996. Prior to the acquisition of FPS by the
     Company Mr. Pettersen, and Mr. Caswell served as the President and Vice President, respectively, of FPS. Mr.
     Pettersen and Mr. Caswell continue to hold these offices with FPS on behalf of the Company. See Note (6) below.

(4) On April 26, 1996, the Company, pursuant to the Acquisition Agreement dated April 4, 1996 (the "ELASCO Acquisition Agreement"), by and among the Company and Ray A. Sparks, individually and as custodian for Melinda Leigh Sparks and as custodian for Megan Anne Sparks under the Illinois Uniform Transfers to Minors Act, acquired Electric Laboratories and Sales Corporation, a Delaware corporation ("Electric"), and Elasco Agency Sales, Inc., an Illinois corporation ("Agency") (Electric and Agency are collectively referred to as "ELASCO") from ELASCO's shareholders for an aggregate base price of $13,250,000 (the "Base Price") subject to adjustment, to increase or decrease the price for the Base Price to the Final Adjusted Price to reflect a change in the value of ELASCO from the assumed value of $4,477,982 to the value determined under the ELASCO Acquisition Agreement as of the closing date. The Base Price was paid by the Company at closing by delivery of consideration consisting of 486,238 shares of Common Stock of the Company, with an aggregate agreed value of $13,250,000, as determined under the Acquisition Agreement at $27.25 per share. At the closing, 437,614 shares of the Common Stock were delivered to the shareholders, and 48,624 shares were delivered in escrow under the terms of an Escrow Agreement as security to be returned to the Company in the event the Final Adjusted Price was determined to be lower than the Base Price. The Final Adjusted Price was determined by the Company to be higher than the Base Price on July 29, 1996, and the Escrowed Shares together with 3,923 additional shares of Common Stock were delivered to the shareholders. Each of the indicated Selling Shareholders was a shareholder of ELASCO prior to its acquisition by the Company. Prior to the acquisition of ELASCO by the Company Mr. Sparks served as the President of ELASCO. Mr. Sparks continues to hold this office with ELASCO on behalf of the Company. See Note (6) below.

(5) On May 13, 1996, the Company, pursuant to the Asset Purchase Agreement dated March 27, 1996 (the "Southwest Stainless Agreement"), by and among the Company, Jemison Investment Co., Inc., a Delaware corporation ("Jemison"), PVF Holdings, Inc., a Delaware corporation ("PVF"), Southwest Stainless, Inc., a Texas corporation ("Southwest"), Multalloy, Inc., a New Jersey corporation ("Multalloy NJ"), Multalloy, Inc., a Texas corporation ("Multalloy TX"), and Houston Products & Machine, Inc., a Texas corporation ("HPM") (Southwest, Multalloy NJ, Multalloy TX, and HPM are referred to therein as the "Sellers"), acquired from the Sellers substantially all of the assets of the Sellers (the "PVF Acquisition") for an aggregate base price of $93,000,000 (the "Base Price") subject to adjustment, to increase or decrease the Base Price to the Final Adjusted Price to reflect a change in the net asset amount of $32,425,000 to the value determined under the Southwest Stainless Agreement on the closing date. The Base Price was paid by the Company at closing by delivery of consideration consisting of $44,400,000 in cash, a promissory note in the amount of $30,000,000 and 669,956 shares of Common Stock of the Company, with an aggregate value of $18,600,000, as determined under the Southwest Stainless Agreement at $27.763 per share. At the closing, 334,978 shares of the Common Stock (the "Escrowed Shares"), with an aggregate value of $9,300,000 as determined under the Southwest Stainless Agreement at $27.763 per share, were delivered in escrow under the terms of an Escrow Agreement as security to be returned to the Company in the event the Final Adjusted Price is determined to be lower than the Base Price. Any Escrowed Shares returned to the Company will not be offered for sale hereby. In the event the Final Adjusted Price is determined to be higher than the Base Price the Escrowed Shares will be returned to Jemison as successor in interest to the Sellers and the amount of such difference will be paid by the Company to the indicated selling shareholders in the same proportions of cash and shares as the proportions of cash and shares represented by the payments made at the closing. This Prospectus assumes that all the Escrowed Shares will be returned to Jemison and thereafter offered or sold on a delayed or continuous basis in the same manner as the 214,978 shares now owned by Jemison that are not held in escrow. Prior to closing, each of the indicated Selling Shareholders was a shareholder of PVF, the sole shareholder of the Sellers. The Sellers and PVF have been liquidated and, as a result, the shares of the Company issued in the acquisition are now owned by Messrs. Davis and Stanwood and by Jemison, which was the holder of 100% of the capital stock of PVF at the time of liquidation. Prior to the acquisition of substantially all of the assets of the Sellers by the Company, Mr. Stanwood served as the President of each of the Sellers. Mr. Stanwood continues with his same responsibilities on behalf of the Company as the Regional Manager of the Southwest Stainless division of the Company. See Note (6) below.

(6) The registration under the Securities Act of 1933, as amended, of the shares offered hereby to permit resale of the shares by the Selling Shareholders after the closing of the acquisition was, in each case, an obligation of the Company under each of the FPS Acquisition Agreement, ELASCO Acquisition Agreement and the Southwest Stainless Agreement.


                      PLAN OF DISTRIBUTION

      The shares of Common Stock offered hereby may be sold from time to time by the Selling Shareholders, or by transferees or other successors in interest. Such sales may be made in transactions on one or more exchanges or in the over-the-counter market, in negotiated transactions or otherwise, or in a combination of such methods of sale, at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices, or at fixed prices which may be changed. Such shares may be sold by one or more of the following: (a) block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions, transactions directly with a market maker, and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. In addition, and without limiting the foregoing, the Selling Shareholders may effect such transactions by selling shares to or through underwriters and broker-dealers, and such underwriters and broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such underwriters or broker-dealers may act as agent or to whom they may sell as principal or both (which compensation, as to a particular underwriter or broker-dealer, might be in excess of customary commissions).

      In connection with distribution of the shares of Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell shares short and redeliver the shares of Common Stock to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of Common Stock registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Shareholders may also loan or pledge the shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this Prospectus.

      Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

      Upon the Company's being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (i) the name of the Selling Shareholder and of the
participating  broker-dealer(s),  (ii)  the  number   of   shares
involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such
broker-dealer(s),  where  applicable,  (v)  that   such   broker-
dealer(s)  did  not  conduct  any  investigation  to  verify  the
information  set  out  or  incorporated  by  reference  in   this
Prospectus and (vi) other facts material to the transaction.

    SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of April 30, 1996 gives effect to the following as if each had occurred as of April 30, 1996: (i) the PVF Acquisition; and (ii) the issuance of 1,437,500 shares of the Company's Common Stock in June 1996 and the issuance of $98,000,000 in Senior
Notes on May 29, 1996 and the application of the net proceeds therefrom by the Company. The Unaudited Pro Forma Consolidated
Statement of Income of the Company for the three months ended April 30, 1996 gives effect to the following as if each had occurred on January 27, 1996: (i)the PVF Acquisition; and (ii) the issuance of 1,437,500 shares of the Company's Common Stock in June 1996 and the issuance of $98,000,000 in Senior Notes on May 29, 1996 and the application of the net proceeds therefrom by the Company.

      The PVF Acquisition was accounted for under the purchase method of accounting. The total purchase price was allocated to tangible and identifiable intangible assets and liabilities based on management's estimate of their fair values with the excess of cost over the fair value of the net assets acquired allocated to goodwill.

      The Unaudited Pro Forma Consolidated Balance Sheet and Statement of Income have been prepared by the Company based on the Consolidated Financial Statements of the Company and PVF. (Certain other immaterial 1997 acquisitions accounted for under the purchase method of accounting have been excluded from the pro forma financial data.) The Unaudited Pro Forma Consolidated Balance Sheet and Statement of Income are presented for illustration purposes only and do not purport to be indicative of the combined financial condition or results of operations that actually would have occurred if the transactions described above had been effected on the dates indicated or to project future financial condition or results of operations for any future period. In particular, PVF's gross margin may be adversely affected by fluctuations in prices for stainless steel and nickel alloy. In addition, the volatility of prices for stainless steel and nickel alloy may create cyclicality in PVF's operating performance. Therefore, management believes that the pro forma consolidated financial data are not necessarily indicative of future performance. The Unaudited Pro Forma Consolidated Balance Sheet and Statement of Income should be read in conjunction with the Company's Consolidated Financial Statements and the Consolidated Financial Statements of PVF and related notes thereto incorporated in this Prospectus by reference.

                                                      HUGHES SUPPLY, INC.
                                        Unaudited Pro Forma Consolidated Balance Sheet
                                                      As of April 30, 1996
                                             (in thousands, except per share data)

                                                                                                      Common
                                                                                                      Stock
                                                                  Pro Forma                          Offering
                                                                 Adjustments                         and Notes
                                     Hughes                         PVF              Pro Forma       Offering            Pro Forma
                                     Supply           PVF        Acquisition         Combined       Adjustments         as Adjusted
                                    ---------     ----------     -----------         ----------     -----------         -----------
                                                      (a)            (a)
Assets
Current assets:
   Cash and cash equivalents        $   3,081     $      656     $         -         $    3,737     $         -         $     3,737
   Accounts receivable, net           165,712         12,475               -            178,187               -             178,187
   Inventories                        142,450         41,238               -            183,688               -             183,688
   Other current assets                17,297            754            (754) (b)        17,297               -              17,297
                                    ---------     ----------     -----------         ----------     -----------         -----------
      Total current assets            328,540         55,123            (754)           382,909               -             382,909

Property and equipment, net            61,352          1,239             500  (c)        63,091               -              63,091
Goodwill                               20,931              -          54,086  (j)        75,017               -              75,017
Other assets                            7,770          1,256             (96) (d)         8,930             128  (h)          9,058
                                    ---------     ----------     -----------         ----------     -----------         -----------
                                    $ 418,593     $   57,618     $    53,736         $  529,947     $       128         $   530,075
                                    =========     ==========     ===========         ==========     ===========         ===========

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                 $ 104,876     $    9,362     $         -         $  114,238     $         -         $   114,238
   Other current liabilities           32,400          5,239          (3,564) (e)        34,075               -              34,075
                                    ---------     ----------     -----------         ----------     -----------         -----------
      Total current liabilities       137,276         14,601          (3,564)           148,313               -             148,313
Long-term debt                        116,927          6,887          74,830  (f)(k)    198,644         (46,864) (i)(k)     151,780
Other noncurrent liabilities            1,899              -               -              1,899               -               1,899
                                    ---------     ----------     -----------         ----------     -----------         -----------
      Total liabilities               256,102         21,488          71,266            348,856         (46,864)            301,992
                                    ---------     ----------     -----------         ----------     -----------         -----------

Shareholders' equity:
   Capital Stock                        7,380             10             660  (g)         8,050           1,438  (i)          9,488
   Capital in excess of par value      40,792          2,021          15,909  (g)        58,722          45,554  (i)        104,276
   Retained earnings                  114,319         34,099         (34,099) (g)       114,319               -             114,319
                                    ---------     ----------     -----------         ----------     -----------         -----------
      Total shareholders' equity      162,491         36,130         (17,530)           181,091          46,992             228,083
                                    ---------     ----------     -----------         ----------     -----------         -----------
                                    $ 418,593     $   57,618     $    53,736         $  529,947     $       128         $   530,075
                                    =========     ==========     ===========         ==========     ===========         ===========

     Notes to Unaudited Pro Forma Consolidated Balance Sheet
        (dollars in thousands, except per share amounts)


(a) The Company acquired certain assets and liabilities of PVF for cash consideration of $74,400, Common Stock consideration of $18,600, and the assumption of $6,945 of debt. The purchase price is subject to adjustment for the difference between the book value of net assets acquired on the acquisition date, adjusted for certain inventory and accounts receivable items, and the book value of such net assets at December 31, 1995.
(b)  Elimination of other current assets of PVF not acquired.
(c) Adjustment to write-up property and equipment acquired in the PVF Acquisition to its estimated fair value.
(d) Adjustment to record the elimination of $468 of other assets of PVF not acquired and to record debt issuance costs of $372 incurred on the issuance of $74,772 of Notes.
(e) Adjustment to accrue for professional fees of $500 associated with the PVF Acquisition, to eliminate $3,229 of other current liabilities which were not assumed, and to reclassify $835 of the current portion of PVF debt to long-term as it was replaced by the Company's line of credit.
(f) Adjustment to reflect the issuance of $74,772 of Notes (assuming an interest rate of 7.96% and debt issuance costs of $372) issued in connection with the PVF Acquisition, the elimination of $777 of PVF debt which was not assumed, and the reclassification of $835 of the current portion of PVF debt to long-term as it was replaced by the Company's line of credit.
(g) Elimination of the shareholders' equity accounts of PVF and to reflect the issuance of 669,956 shares of Common Stock in connection with the PVF Acquisition at $27.76 per share, which  approximates the estimated fair value of  the  Common
     Stock  at the date the terms of the acquisition were  agreed upon.
(h) Adjustment to reflect the balance of the debt issue costs incurred upon the issuance of $23,228 of Notes.
(i) Adjustment to reflect the issuance of $23,228 of Notes (at an interest rate of 7.96% and net proceeds to the Company of $23,100) and the issuance of 1,437,500 shares of Common Stock at a price of $34.50 per share (net proceeds to the Company of $32.69 per share and $46,992 in the aggregate) with the net proceeds from these offerings used to reduce amounts outstanding under the Company's line of credit facility.
(j) Adjustment to record the excess of the acquisition cost over the fair value of net assets acquired (goodwill).
(k) Included in the adjustment to long-term debt is $74,772 and $23,228 for the private placement of $98,000 of Notes with an assumed final maturity in 2011. Proceeds from the issuance of the Notes were used to partially fund the PVF Acquisition and to provide additional working capital to the Company.




                                                         HUGHES SUPPLY, INC.
                                        Unaudited Pro Forma Consolidated Statement of Income
                                             For the Three Months Ended April 30, 1996
                                               (in thousands, except per share data)

                                                                                                      Common
                                                                                                      Stock
                                                                  Pro Forma                          Offering
                                                                 Adjustments                         and Notes
                                     Hughes                         PVF              Pro Forma       Offering            Pro Forma
                                     Supply           PVF        Acquisition         Combined       Adjustments         as Adjusted
                                    ---------     ----------     -----------         ----------     -----------         -----------
                                                      (a)
Net sales                           $ 315,637     $   29,427     $         -         $  345,064     $         -         $   345,064
Cost of sales                         252,443         19,726               -            272,169               -             272,169
                                    ---------     ----------     -----------         ----------     -----------         -----------
   Gross profit                        63,194          9,701               -             72,895               -              72,895

Operating expenses                     53,038          3,490            (552) (b)        55,976               -              55,976
Depreciation & amortization             2,576            120             901  (c)         3,597               -               3,597
                                    ---------     ----------     -----------         ----------     -----------         -----------
Total operating expenses               55,614          3,610             349             59,573               -              59,573
                                    ---------     ----------     -----------         ----------     -----------         -----------
   Operating income                     7,580          6,091            (349)            13,322               -              13,322
Interest and other income               1,485             45               -              1,530               -               1,530
Interest expense                       (1,970)          (176)         (1,439) (d)        (3,585)            545 (f)          (3,040)
                                    ---------     ----------     -----------         ----------     -----------         -----------
   Income before taxes                  7,095          5,960          (1,788)            11,267             545              11,812
Income taxes                            2,774          2,316            (685) (e)         4,405             213 (e)           4,618
                                    ---------     ----------     -----------         ----------     -----------         -----------
   Net income                       $   4,321     $    3,644     $    (1,103)        $    6,862     $       332         $     7,194
                                    =========     ==========     ===========         ==========     ===========         ===========
Earnings per share:
   Primary                               0.57                                              0.84                                0.75
   Fully diluted                         0.57                                              0.83                                0.74

Average shares outstanding:
   Primary                              7,550                                             8,220                               9,657
   Fully diluted                        7,590                                             8,260                               9,697



  Notes to Unaudited Pro Forma Consolidated Statement of Income
                     (dollars in thousands)


(a)  Amounts  represent  results of PVF for the  3  months  ended
     March 31, 1996.
(b) Adjustments to operating expenses to eliminate overhead allocation from PVF's parent of $311 and personnel costs of $241 which will be reduced/eliminated as a result of the acquisition.
(c) Adjustment to reflect amortization on goodwill of $54,086 on a straight-line basis over 15 years.
(d)  Adjustment  to  interest expense as  a  result  of  the  PVF
     Acquisition:

        Interest  on $74,772 of Notes  (including
        $372 of debt issuance costs) to be issued
        in  connection with the PVF  Acquisition,
        assuming an interest rate of 7.96%             $1,488

        Reduction  of  interest  on  PVF  average
        borrowings of $8,153 at average  rate  of
        8.63%  replaced by the Company's line  of
        credit with an  average rate of 5.77%             (58)

        Amortization of debt issuance costs                 9
                                                       ------
                                                       $1,439
                                                       ======
(e) Federal income tax adjustments relating to the acquisitions using the Company's annual effective tax rate of 39.1%.
(f) Adjustment to interest expense as a result of this offering and the Notes Offering:

        Use  of  proceeds from this  offering  to
        reduce  amounts  outstanding  under   the
        Company's line of credit facility              $  675

        Increase  in  interest expense  resulting
        from  replacing amounts outstanding under
        the  line  of  credit facility  with  the
        Notes                                            (130)
                                                       ------
                                                       $  545
                                                       ======

                      RECENT DEVELOPMENTS

      No material changes in the business or affairs of the Company have occurred since January 26, 1996, which have not been described in any Report on Form 10-Q or Form 8-K filed since such date or in this Prospectus.


                         LEGAL MATTERS

      Maguire, Voorhis & Wells, P.A., Two South Orange Plaza, Orlando, Florida 32801, counsel to the Company, has rendered an opinion with respect to the valid issuance and nonassessability of the shares of Common Stock being offered hereby and as to certain other matters. Robert N. Blackford, a member of that firm, is Secretary and a director of the Company. As of August 15, 1996 certain members of that firm beneficially owned 24,907 shares of the Company's Common Stock.


                            EXPERTS

      The Company's Consolidated Financial Statements for the years ended January 26, 1996 and January 27, 1995 incorporated in this Prospectus by reference to the Company's annual report on Form 10-K for the year ended January 26, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

       The Company's Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the year ended January 28, 1994 incorporated in this Prospectus by reference to the
Company's annual report on Form 10-K for the year ended January 26, 1996, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent certified public accountants, and Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firms as experts in auditing and accounting.

      The Consolidated Balance Sheets of PVF Holdings, Inc. as of June 30, 1994 and June 30, 1995 and the Consolidated Statements of Income, Stockholders' Equity and Cash Flows for each of the three years in the period ended June 30, 1995 incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated May 13, 1996, have been so incorporated in reliance upon the report of Deloitte & Touch LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.



INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended January 26, 1996, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996, and the Company's Current Reports on Form 8-K dated March 27, 1996 and May 13, 1996 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated in this Prospectus by reference, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering described herein shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such documents. The description of the Company's Common Stock which is contained in a Registration Statement filed under the Exchange Act, and any amendments or reports filed for the purpose of updating such description are hereby incorporated in this Prospectus by reference.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated by reference modifies or replaces such statement.




     (the remainder of this page intentionally left blank)

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      It is estimated that the Company will incur the following expenses in connection with the offering of the securities being registered. All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee, and all of said amounts will be paid by the Company.

     Registration Fee - Securities and
          Exchange Commission.................  $ 18,581.63
     Blue Sky Expenses........................     1,500.00
     Accounting ..............................    13,000.00
     Legal Fees...............................     7,500.00
     Printing.................................     1,500.00
     Transfer Agent's Fees and Expenses.......     1,500.00
     Miscellaneous Expenses...................     1,500.00
               Total..........................  $ 45,081.63

Item 15.  Indemnification of Directors and Officers.

      Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Company as a Florida corporation to indemnify a director, officer, employee, or agent of the Company, or any person serving at the request of the
Company in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933, as amended (the "Securities Act"), brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving in such capacity with respect to another entity at the request of the Company. With respect to actions, other than in the right of the Company, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      With respect to any action threatened, pending or completed in the right of the Company to procure a judgment in its favor against any such person, the Company may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Company unless the Court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

      Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Company or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

      If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Company shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

      (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

      (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;

      (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the Directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b) selected by a majority vote of the full Board of Directors (in which Directors who are parties may participate); or

      (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceedings.

      Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Company has maintained an insurance policy which insures directors and officers of the Company against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

      Under the terms of each of the FPS Agreement and the ELASCO Agreement, each of the parties thereto have agreed to indemnify the other and, if any, their respective controlling persons, directors and officers, against losses, claims, damages, or liabilities to which such persons may become subject under the Securities Act or any other statute or common law, and to reimburse any such person for any reasonable legal or other expenses actually and reasonably incurred by such person in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement in or omission from, or allegedly untrue statement in or omission from, any registration statement filed under the Securities Act with respect to the shares issued as consideration under each of the respective FPS Agreement and the ELASCO Agreement to which such person is a party; provided, however, that neither any selling shareholder under the FPS agreement or the ELASCO Agreement, nor any controlling person, director or officer of any of them shall be indemnified by the Company with respect to any information included in or omitted from any registration statement in reliance upon information furnished by or withheld by such selling shareholder, nor shall the Company nor any of its respective controlling persons, directors or officers be indemnified by any such selling shareholder except with respect to information included in or omitted from any such registration statement in reliance upon information furnished by or withheld by such selling shareholder.

      Under the terms of the Southwest Stainless Agreement, the Company has agreed to indemnify and hold harmless the Selling Shareholders, and their respective successors, assigns, heirs, estates and representatives, officers and directors and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against losses, claims, damages, and liabilities to which any such persons or entities may become subject, and to reimburse such persons and entities for any reasonable legal or other expenses reasonably incurred by any of them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in this registration statement, or the Prospectus included herein, or upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnification does not apply to the extent the alleged untruth or omission was made in reliance upon and in conformity with written information furnished by a Selling Shareholder specifically for inclusion in this Registration Statement or Prospectus. The Southwest Stainless Agreement further provides that the Selling Shareholders shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, its directors and those officers of the Company who sign the registration statement or any post-effective amendment thereto in similar fashion as the Company has agreed to indemnify the Selling Shareholders, except that the indemnity is limited to losses, claims, damages, liabilities or actions that arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact, or the omission or alleged omission to state therein a material fact, in each case to the extent such untrue statement or alleged untrue statement or actual  or  alleged  omission was made in reliance  upon  and  in conformity with written information furnished to the Company by the Selling Shareholders specifically for inclusion in this Registration Statement or Prospectus, and subject to the further limitation that in no event shall any such Selling Shareholder be liable to the Company or any such person in an aggregate amount in excess of the net proceeds received by such Selling
Shareholder from the offering and sale of the shares of the Company offered by this Registration Statement or the Prospectus included herein.

Item 16.  Exhibits.

     (1)  Underwriting agreement - Not applicable.

     (2)  Plan  of acquisition, reorganization, liquidation
          or succession - The Southwest Stainless Agreement filed as Exhibit 2 to the Registration Statement on Form S-3 (Registration Statement No. 333-02215) filed with the Commission on April 22, 1996 and incorporated herein by reference. The FPS Acquisition Agreement and the ELASCO Agreement are not filed herewith as such transactions are not material to the Company.

     (4) Instruments defining the rights of security holders, including indentures:

          4.1  A   Specimen   Stock   Certificate
               representing shares of the Company's common stock,
               $1.00 par value, filed as Exhibit 4.2 to Form 10-Q
               for   the  quarter  ended  October  31,  1984  and
               incorporated herein by reference.

          4.2  Resolution Approving and  Implementing
               Shareholder  Rights Plan filed as Exhibit  4.4  to
               Form 8-K dated May 17, 1988 and incorporated herein by reference.

          4.3  Articles  of  Incorporation  filed  as
               Exhibit  3.1  to Form 10-Q for the  quarter  ended
               July   31,   1994  and  incorporated   herein   by
               reference.

          4.4  Composite By-Laws filed as Exhibit  3.2
               to  Form 10-Q for the quarter ended July 31,  1994
               and incorporated herein by reference.

     (5)  Opinion re: legality - Opinion of Maguire, Voorhis
          & Wells, P.A. is filed as Exhibit 5 to the Registration
          Statement.

     (8)  Opinion re tax matters - Not applicable.

     (12) Statements  re  computation  of  ratios  -   Not
          applicable.

     (15) Letter re unaudited interim financial information
          - Not applicable.

     (23) Consents of experts and counsel:

          23.1  The consent of Coopers & Lybrand L.L.P.
                is  filed  as  Exhibit  23.1 to  the  Registration
                Statement.

          23.2  The consent of Price Waterhouse LLP  is
                filed   as   Exhibit  23.2  to  the   Registration
                Statement.

          23.3  The consent of Deloitte & Touch LLP  is
                filed   as   Exhibit  23.3  to  the   Registration
                Statement.

          23.4  The Consent of Maguire, Voorhis & Wells,
                P.A. is included in its opinion filed as Exhibit 5 to the Registration Statement.

     (24) Power of attorney - Not applicable.

     (25) Statement  of  eligibility  of  trustee  -   Not
          applicable.

     (26) Invitations for competitive bids - Not applicable.

     (27) Financial Data Schedules - Not applicable.

     (28) Information from reports furnished to state insurance regulatory authorities - Not applicable.

     (99) Additional exhibits - Not applicable.


Item 17.  Undertakings.

     The undersigned hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the foregoing subparagraphs
(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by such subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) For purposes of determining any liability under the Securities Act of 1933, that each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                           SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 16th day of August, 1996.

                         HUGHES SUPPLY, INC.
                         (Company)


                         By:  /s/ David H. Hughes
                              David H. Hughes, Chairman of the
                              Board, and Chief Executive Officer

                              /s/ J. Stephen Zepf
                              J. Stephen Zepf, Treasurer and
                              Chief Financial Officer, Chief
                              Accounting Officer


                       POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes,
J. Stephen Zepf and Robert N. Blackford, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title               Date


/s/David H. Hughes            Director       August 16, 1996
David H. Hughes


/s/A. Stewart Hall, Jr.       Director       August 16, 1996
A. Stewart Hall, Jr.


/s/Vincent S. Hughes          Director       August 16, 1996
Vincent S. Hughes


/s/Russell V. Hughes          Director       August 16, 1996
Russell V. Hughes


/s/John D. Baker II           Director       August 16, 1996
John D. Baker II


/s/Robert N. Blackford        Director       August 16, 1996
Robert N. Blackford


/s/John B. Ellis              Director       August 16, 1996
John B. Ellis


/s/Clifford M. Hames          Director       August 16, 1996
Clifford M. Hames


/s/Herman B. McManaway        Director       August 16, 1996
Herman B. McManaway


/s/Donald C. Martin           Director       August 16, 1996
Donald C. Martin



                         EXHIBIT INDEX


EXHIBIT                            DESCRIPTION

   5           Opinion re Legality - Opinion of
               Maguire, Voorhis & Wells, P.A.

  23.1         Consent of Coopers & Lybrand L.L.P.

  23.2         Consent of Price Waterhouse LLP

  23.3         Consent of Deloitte & Touche LLP


      Item 16 of Part II of this Registration Statement lists the Exhibits which are filed with or incorporated by reference into this Registration Statement. The above listed Exhibits are filed with this Registration Statement and, as set forth in Item 16, all other Exhibits are incorporated herein by reference.